                                                                  EXHIBIT 10.56

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") entered into as of this 15th day of October 1999, between US Diagnostic Inc. (the "Company"), and Len Platt (the "Executive"), effective November 1st, 1999.

         WHEREAS, the Company desires to ensure the availability to the Company of the Executive's services, and the Executive is willing to enter into such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement.

         WHEREAS, any previous employment agreement between the parties is now expired, null and void and superseded by this agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

         1.       TERM OF EMPLOYMENT.

         (a) TERM. Executive is hired as an "at will employee" and this document does not establish a right or guarantee or contract of continued employment. Executive may be terminated at any time with or without cause for any reason by the Company.

         (b) CONTINUING EFFECT. Notwithstanding any termination of this Agreement at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Sections 6(a), 6(c) and 7 shall be binding upon the legal representatives, successors and assigns of the Executive, except as otherwise provided in this Agreement.

         2.       DUTIES.

         (a) GENERAL DUTIES. The Executive shall serve as Executive Vice President of the Company in charge of the "Southeast Region" with duties and responsibilities that are customary for such executives. The Executive will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully.

         (b) DEVOTION OF TIME. The Executive will devote substantially full time during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. It is expressly understood that the Executive will not enter the employ or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the board of directors of the Company; provided, that the Executive shall be permitted to devote a limited amount of his time, without compensation, to charitable or similar organizations.

         (c) MEDICAL OPPORTUNITIES. Executive agrees to present to the Company all potential opportunities for acquisitions, joint ventures and similar transactions in the medical or healthcare field.

         3.       COMPENSATION AND EXPENSES.

         (a) SALARY. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual base salary of $148,000.00. In addition, Executive will be eligible for an annual bonus of up to 40% of his base salary on an annual basis. Executive will be guaranteed a minimum bonus of $25,000.00, which will be paid in the same intervals as his base salary, which will be applied against (deducted from) the annual bonus.

         (b) ANNUAL BONUS. The Executive bonus will be based on two (2) components. For the first component Executive will be entitled to a 10% bonus of Executive's base salary upon achieving the budgeted earnings before taxes (EBT) for the centers assigned. In addition, Executive will be entitled to 15% of the excess EBT over the budgeted base amount with the sum of the 10% and 15% amounts not to exceed 40% of the Executive's base salary. The second component will be based upon achieving certain objectives as established by the Company and the bonus for this component will be 10% of Executive's base salary, such combination of both components may not exceed 40% of Executive's base salary. Bonuses are to be paid on the fiscal year results and are payable within 30 days of release of the Company's fiscal year's financial statement. The terms of the bonus may be amended each fiscal year at the Company's discretion.

         (c) STOCK OPTIONS. Executive shall be entitled to future discretionary grants of options under the Plan as may be determined by the Company from time to time in its sole and absolute discretion.

         (d)      EXPENSES. In addition to any compensation received pursuant to
Section 3(a) and (b), the Company will reimburse Executive for all legitimate customary and reasonable business related expenses, pursuant to the Company's policies concerning properly accounted for reasonable travel, entertainment and miscellaneous expenses incurred in the performance of the Executive's duties.

         4.       BENEFITS.

         (a) VACATION. For each 12-month period during the Term, the Executive will be entitled to four (4) weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit.

         (b) EMPLOYEE BENEFIT PROGRAMS. During the Term, the Executive will be entitled to health insurance in accordance with the Company's existing benefit package for senior management. This will include company paid premiums for employment coverage as well as the right to participate in the Company 401K plan, etc.

         (c) AUTOMOBILE. The Company shall provide the Executive with a $750 automobile car allowance which will be paid to Executive monthly.

         5.       TERMINATION.

         (a) TERMINATION. The Company may terminate the Executive at any time with or without cause for any reason.

         (b) TERMINATION FOR CAUSE. Upon any termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under

Section 3, or to participate in any employee benefit programs under Section 4 for any period subsequent to the effective date of termination. "Cause" shall mean: (i) the Executive is convicted of a felony which is related to the Executive's employment or the business of the Company; (ii) the Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence, willful gross misconduct, misappropriated Company funds or otherwise defrauded the Company, in any case, resulting in material harm to the Company; and (iii) the Executive materially breaches any provision of Sections 2, 6 or 7.

         (c) TERMINATION WITHOUT CAUSE. The Company may terminate the Executive at any time without cause. In the event the Company terminates Executive without cause, Executive will be entitled to a four (4) month severance pay based on Executive's annual salary and guaranteed minimum four (4) monthly bonus payments including the $750.00 monthly automobile allowance.

         (d) SPECIAL TERMINATION. In the event any entity or person not now an executive officer of the Company becomes either individually or as part of a group the beneficial owner of 40% or more of the Company's common stock; or the merger, consolidation, reorganization or liquidation of the Company (a "Change in Control"), the Executive may elect within 30 days after the Change of Control to deem the Executive's employment hereunder to have been terminated by the Company, without cause, in which event the Executive shall receive a lump sum compensation equal to one year of Executive's annual compensation for the last fiscal year including annual car allowance and guaranteed minimum bonus of $25,000.00.

         6.       NONCOMPETITION AGREEMENT.

         (a) COMPETITION WITH THE COMPANY. Except as provided for in Sections 2(b) and 6(b) hereof, until termination of his employment and for a period of 12 months commencing on the date of termination for cause or date of voluntary resignation, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale or marketing of radiology products or services, including radiology practice management services, that are competitive with the products or services offered by the Company as of the date of this Agreement, or any other business engaged in by the Company after the date of this Agreement in which Executive is actively involved on behalf of the Company, within any metropolitan area in the United States or elsewhere in which the Company is then engaged in the offer and sale of competitive products or services except as provided in (b) below. Additionally, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same or similar to the Company's business (the "Prohibited Business") if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise. If any term of this paragraph shall be found by a court of appropriate jurisdiction to be too broad in timing, activities or geographic area and such court modifies such terms, then the remainder of the non-compete provision shall be interpreted as broadly as it can be within such court restriction so as to extend over the maximum period of time, range of activities or geographic area as to which such court shall consider enforceable. On a termination without cause all the above provisions apply with the exception that the covered period following termination will be four (4) months.

         (b) SOLICITATION OF CUSTOMERS. During the periods in which the provisions of Section 6(a) shall be in effect, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company, refer Prohibited Business from any Customer to any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 12-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

         (c) NO PAYMENT. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

         (d) RELEASE. The provisions of this Section 6 shall not apply if this Agreement is terminated by the Company without cause.

         7. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive acknowledges that during his employment he will learn and will have access to confidential information regarding the Company and its affiliates, including without limitation (i) confidential or secret plans, programs, documents, agreements or other material relating to the business, services or activities of the Company and its affiliates and (ii) trade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of the Company or its affiliates (collectively referred to as "Confidential Information"). All records, files, materials and Confidential Information excluding personal items, obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its affiliates, as the case may be. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the board of directors of the Company, unless such Confidential Information previously shall have become public knowledge through no action by or omission of the Executive.

         8. ASSIGNABILITY. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors or assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

         9.       SEVERABILITY.

         (a) The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by an arbitration proceeding that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the tribunal in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If in an arbitration proceeding, a tribunal shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

         (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included .

         10. NOTICES AND ADDRESSES. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

           To the Company:          US Diagnostic Inc.
                                    777 S. Flagler Drive
                                    West Palm Beach, Florida 33401
                                    Attention: Joseph A. Paul

           To the Executive:        1192 Tiffany Way
                                    Tequesta, Florida 33469
                                    Attention: Len Platt

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         12. ARBITRATION. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in West Palm Beach, Florida

(unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         13. ATTORNEY'S FEES. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding including that in arbitration as provided for in Section 12 of this Agreement, is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney's fee, costs and expenses.

         14. GOVERNING LAW. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         15. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

         16. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

           IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

                               US DIAGNOSTIC INC.

                               By: /s/ Leon Maraist
                                  ----------------------------------
                               Printed Name: LEON MARAIST
                                            ------------------------
                               Title: CHIEF OPERATING OFFICER
                                      ------------------------------

                               By: /s/ Len Platt
                                  ----------------------------------
                                        Len Platt, ("Executive")